UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2005
Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-22739 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

400 N. Sam Houston Parkway E., Suite 400 Houston, Texas (Address of principal executive offices)		77060 (Zip Code)
(281) 618-0400
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Bond Purchase Agreement
Trust Indenture
Supplement No. 1 Trust Indenture
Supplement No.2 to Trust Indenture
Supplement No.3 to Trust Indenture
Supplement No. 4 to Trust Indenture
Form of Third Amended and Restated Promissory Note
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
See Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On September 30, 2005, pursuant to the terms of a Bond Purchase Agreement dated September 27, 2005, between Cal Dive I-Title XI, Inc. (the “Shipowner”), a wholly owned subsidiary of Cal Dive International, Inc. (“CDI” or the “Company”), and J.P. Morgan Securities Inc., the Company completed the refinancing of $134.9 million of outstanding floating-rate debt through the issuance of $134,927,000 in aggregate principal amount of United States Government Guaranteed Ship Financing Bonds, Q4000 Series 4.93% Sinking Fund Bonds Due February 1, 2027 (the “Bonds”). Interest on the Bonds will be payable in arrears on February 1 and August 1 of each year, commencing on February 1, 2006, with a final payment due February 1, 2027. The Bonds will be subject to semiannual redemption at 100% of their principal amount, plus accrued interest, through the operation of a mandatory redemption schedule and through certain other mandatory and optional redemptions, as more fully described in the Indenture.
As with the floating rate debt, this U.S. Government guaranteed financing is pursuant to Title XI of the Merchant Marine Act of 1936 which is administered by the Maritime Administration. The debt is collateralized by the Q4000, with CDI guaranteeing 50% of the debt. In accordance with the debt agreement, CDI is required to comply with certain covenants and restrictions, including the maintenance of minimum net worth, working capital and debt-to-equity requirements.
The Bonds were issued and sold under the Trust Indenture, dated as of August 16, 2000, as amended by a Supplement No. 1, dated as of January 25, 2002, a Supplement No. 2, dated as of November 15, 2002, a Supplement No. 3, dated as of December 14, 2004 and a Supplement No. 4, dated September 30, 2005 (the “Indenture”), between the Shipowner and Wilmington Trust, as Indenture Trustee.
The Company also terminated a related interest rate swap contract, which had been entered into on September 13, 2005, receiving net proceeds of $1.5 million. This gain will be deferred and amortized over the life of the fixed-rate note resulting in an effective fixed interest rate of approximately 4.81%.
Item 8.01. Other Events.
On October 3, 2005, the Company issued a press release entitled “Cal Dive International Locks in Rate on MARAD Debt”. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
2.1	Bond Purchase Agreement dated September 27, 2005, between Cal Dive I-Title XI, Inc. and J.P. Morgan Securities Inc.

4.1	Trust Indenture, dated as of August 16, 2000, between Cal Dive I-Title XI, Inc. and Wilmington Trust, as Indenture Trustee.

4.2	Supplement No. 1 to Trust Indenture, dated as of January 25, 2002, between Cal Dive I-Title XI, Inc. and Wilmington Trust, as Indenture Trustee.

4.3	Supplement No. 2 to Trust Indenture, dated as of November 15, 2002, between Cal Dive I-Title XI, Inc. and Wilmington Trust, as Indenture Trustee.

4.4	Supplement No. 3 to Trust Indenture, dated as of December 14, 2004, between Cal Dive I-Title XI, Inc. and Wilmington Trust, as Indenture Trustee.

4.5	Supplement No. 4 to Trust Indenture, dated September 30, 2005, between Cal Dive I-Title XI, Inc. and Wilmington Trust, as Indenture Trustee.

4.6	Form of United States Government Guaranteed Ship Financing Bonds, Q4000 Series 4.93% Sinking Fund Bonds Due February 1, 2027 (filed as Exhibit A to Exhibit 4.5).

4.7	Form of Third Amended and Restated Promissory Note to United States of America.

99.1	Press Release of Cal Dive International, Inc. dated October 3, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 6, 2005

Cal Dive International, Inc.

By:	/S/ A. WADE PURSELL

A. Wade Pursell Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

2.1	Bond Purchase Agreement dated September 27, 2005, between Cal Dive I-Title XI, Inc. and J.P. Morgan Securities Inc.

4.1	Trust Indenture, dated as of August 16, 2000, between Cal Dive I-Title XI, Inc. and Wilmington Trust, as Indenture Trustee.

4.2	Supplement No. 1 to Trust Indenture, dated as of January 25, 2002, between Cal Dive I-Title XI, Inc. and Wilmington Trust, as Indenture Trustee.

4.3	Supplement No. 2 to Trust Indenture, dated as of November 15, 2002, between Cal Dive I-Title XI, Inc. and Wilmington Trust, as Indenture Trustee.

4.4	Supplement No. 3 to Trust Indenture, dated as of December 14, 2004, between Cal Dive I-Title XI, Inc. and Wilmington Trust, as Indenture Trustee.

4.5	Supplement No. 4 to Trust Indenture, dated September 30, 2005, between Cal Dive I-Title XI, Inc. and Wilmington Trust, as Indenture Trustee.

4.6	Form of United States Government Guaranteed Ship Financing Bonds, Q4000 Series 4.93% Sinking Fund Bonds Due February 1, 2027 (filed as Exhibit A to Exhibit 4.5).

4.7	Form of Third Amended and Restated Promissory Note to United States of America.

99.1	Press Release of Cal Dive International, Inc. dated October 3, 2005.

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